UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2010

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07               Submission of Matters to a Vote of Security Holders

On June 8, 2010, Scientific Games Corporation (the “Company”) held its Annual Meeting of Stockholders.  Set forth below are the final results for all proposals.

1.             Each of the individuals listed below was duly elected as a director of the Company to serve for the ensuing year and until his or her successor is duly elected and qualified, based upon the following votes:

Nominee	For	Withheld	Abstained	Broker Non- Votes

A. Lorne Weil	83,159,668	2,017,770	0	4,658,944

Michael R. Chambrello	84,584,524	592,914	0	4,658,944

Peter A. Cohen	55,038,906	30,138,532	0	4,658,944

Gerald J. Ford	83,989,504	1,187,934	0	4,658,944

David L. Kennedy	77,620,668	7,556,770	0	4,658,944

J. Robert Kerrey	84,225,830	951,608	0	4,658,944

Ronald O. Perelman	84,485,505	691,933	0	4,658,944

Michael J. Regan	84,464,016	713,422	0	4,658,944

Barry F. Schwartz	84,241,000	936,438	0	4,658,944

Frances F. Townsend	84,595,767	581,671	0	4,658,944

Eric M. Turner	84,444,117	733,321	0	4,658,944

Joseph R. Wright	84,158,377	1,019,061	0	4,658,944

2.             The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
86,838,424	2,991,101	6,857	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name:	Jeffrey S. Lipkin
Title:	Senior Vice President and Chief Financial Officer

Date:  June 11, 2010